Exhibit 99.1

SUBSCRIPTION AGREEMENT

Real Estate Referral Center Inc.
60 Mountain Kidd Point SE
Calgary, Alberta
Canada T2Z 3C5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing _______________________________________________ (__________) shares of Common Stock of Real Estate Referral Center Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Lisa McIntosh and/or Mr. Bruce McIntosh solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. McIntosh and Mr. McIntosh.

MAKE CHECK PAYABLE TO: Real Estate Referral Center Inc.

Executed this _____ day of ___________________, 2006.

__________________________________                     ___________________________________

__________________________________                     Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________           X $0.10           ___________     =     US$____________

Number of Shares Purchased                                                             Total Subscription Price

Form of Payment:           Cash:_____________           Check #: _________________           Other: ______________________

REAL ESTATE REFERRAL CENTER INC.

By: ________________________________________
Title: ______________________________________